[For SEC Filing
PRICING SUPPLEMENT NO. 8  Dated: June 6, 1997       Purposes Only:
(To Prospectus Dated July 15, 1994, and             Rule 424(b)(2)
Prospectus Supplement dated May 22, 1996)       File No. 33-54533]


                             $275,400,000
                       BOISE CASCADE CORPORATION
                      Medium-Term Notes, Series A
                Due 9 Months or More from Date of Issue


Date of Issue:  June 11, 1997       Principal Amount: $  35,000,000

Stated Maturity:  June 15, 2005     Issue Price (As a Percentage of
                                      Principal Amount):  100%

Form of Note:                       Interest Rate/Initial Interest
                                      Rate: 7.48%

  X   Global                        Redemption Provisions:    N/A

_____ Definitive

  X   Fixed Rate Note

_____ Floating Rate Note:

_____ Commercial Paper Rate Note          _____ LIBOR Note
                                          _____ LIBOR Telerate
_____ Federal Funds Effective Rate        _____ LIBOR Reuters
        Note
                                          _____ Treasury Rate Note
_____ Other

Spread: +/- ______________________  Maximum Interest Rate: _______%

Spread Multiplier: ______________%  Minimum Interest Rate: _______%

Index Maturity: _____________________

Interest Reset Period: _____________________________________________
                       (daily, weekly, monthly, quarterly,
                        semiannually, or annually)

Interest Payment Dates: 2/1 and 8/1  Regular Record Dates: _________

Interest Reset Dates: ________   Interest Determination Dates: _______


Calculation Agent: ____________  Calculation Dates: ______________


Additional Terms:





            GOLDMAN, SACHS & CO.      SALOMON BROTHERS INC